Exhibit 24.

                          POWER OF ATTORNEY


    We, the undersigned directors of Questar Pipeline Company, hereby severally constitute D. N. Rose and S. E. Parks, and each of them acting alone, our true and lawful attorneys, with full power to them and each of them to sign for us, and in our names in the capacities indicated below, the Annual Report on Form 10-K for 2000 and any and all amendments to be filed with the Securities and Exchange Commission by Questar Pipeline Company, hereby ratifying and confirming our signatures as they may be signed by the attorneys appointed herein to the Annual Report on Form 10-K for 2000 and any and all amendments to such Report.

    Witness our hands on the respective dates set forth below.


     Signature                      Title               Date


/s/ R. D. Cash                Chairman of the Board    2-13-01
R. D. Cash



/s/ K. O. Rattie              Vice Chairman            2-13-01
K. O. Rattie



/s/ D. N. Rose                President and Chief      2-13-01
D. N. Rose                    Executive Officer
                                  Director


/s/ U. Edwin Garrison             Director             2-13-01
U. Edwin Garrison



/s/ Scott S. Parker               Director             2-13-01
Scott S. Parker